     As filed with the Securities and Exchange Commission on July 13, 2001
                                                   Registration No. 333-________
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  ___________

                                   Form S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                              ITC/\DeltaCom, Inc.
            (Exact name of registrant as specified in its charter)


                 Delaware                                  58-2301135
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                  Identification No.)

         1791 O.G. Skinner Drive
           West Point, Georgia                               31833
 (Address of principal executive offices)                  (Zip Code)


                  ITC/\DeltaCom, Inc. 1997 Stock Option Plan
                           (Full title of the plan)

                               Andrew M. Walker
                            Chief Executive Officer
                              ITC/\DeltaCom, Inc.
                            1791 O.G. Skinner Drive
                          West Point, Georgia  31833
                    (Name and address of agent for service)

                                (706) 385-8000
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                           Richard J. Parrino, Esq.
                           Charles E. Sieving, Esq.
                            Hogan & Hartson L.L.P.
                             8300 Greensboro Drive
                               McLean, VA 22101
                                (703) 610-6200

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                               Proposed
                                                                maximum          Proposed maximum        Amount of
                                          Amount to be      offering price      aggregate offering      registration
Title of securities to be registered     registered(1)         per share              price                 fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01........       4,000,000 (2)     $   3.85 (3)         $15,400,000 (3)       $3,850
=====================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement covers, in addition to the number of shares of common stock shown above, an indeterminate number of shares of common stock which, by reason of certain events specified in the ITC/\DeltaCom, Inc. 1997 Stock Option Plan, may become subject to such plan.
(2) Represents shares of common stock issuable pursuant to the ITC/\DeltaCom, Inc. 1997 Stock Option Plan. Pursuant to Rule 429 under the Securities Act, 4,057,451 shares of common stock are being carried forward from Registration Statement No. 333-42785, 3,000,000 shares of common stock are being carried forward from Registration Statement No. 333-85627 and 2,000,000 shares of common stock are being carried forward from Registration Statement No. 333-49034. Filing fees of $5,562.62 associated with 4,057,451 shares were previously paid in connection with the filing of Registration Statement No. 333-42785, filing fees of $20,745.75 associated with 3,000,000 shares were previously paid in connection with the filing of Registration Statement No. 333-85627 and filing fees of $2004.00 associated with 2,000,000 shares were previously paid in connection with the filing of Registration Statement No. 333-49034.
(3) Estimated pursuant to Rule 457(h)(1) under the Securities Act solely for purposes of calculating the registration fee, based on the average of the high and low prices per share of the common stock on July 12, 2001, as reported by the Nasdaq National Market.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1.   Plan Information.*

     Item 2.   Registrant Information and Employee Plan Annual Information.*

     * The documents containing the information specified in Part I will be sent or given to employees participating in the ITC/\DeltaCom, Inc. 1997 Stock Option Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). According to the Note to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "SEC"), either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation of Documents by Reference.

     The following documents which have been filed by ITC/\DeltaCom, Inc. (the "Company" or the "Registrant") with the SEC are hereby incorporated herein by reference:

     (a) the Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 2000, filed with the SEC on April 2, 2001, including the information incorporated by reference in the Form 10-K from the Registrant's definitive proxy statement for its 2001 annual meeting of stockholders, filed with the SEC on April 18, 2001 and amended by a supplement filed with the SEC on May 30, 2001;

     (b) the Registrant's Amendment to Annual Report on Form 10-K/A-1 for its fiscal year ended December 31, 2000, filed with the SEC on April 16, 2001;

     (c) the Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2001, filed with the SEC on May 15, 2001;

     (d) the Registrant's Current Reports on Form 8-K which were filed with the SEC on January 29, 2001, February 28, 2001, March 23, 2001, April 24, 2001, May 15, 2001, May 30, 2001 and June 21, 2001; and

     (e) the description of the Registrant's common stock contained in its registration statement on Form 8-A which was filed with the SEC on October 22, 1997 and amended on June 27, 2000, including any amendments or reports the Registrant files for the purpose of updating this description.

     All documents and reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents or reports.

     In addition, any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated into this registration statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     Item 4.   Description of Securities.

     Not applicable. (The common stock is registered under Section 12(g) of the Exchange Act.)

     Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

     Item 6.   Indemnification of Directors and Officers.

     ITC/\DeltaCom is a Delaware corporation subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware (the "DGCL"). Under section 145 of the DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

     ITC/\DeltaCom's restated certificate of incorporation contains provisions that provide that no director of ITC/\DeltaCom shall be liable for breach of fiduciary duty as a director except for: (1) any breach of the directors' duty of loyalty to ITC/\DeltaCom or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) liability under Section 174 of the DGCL; or (4) any transaction from which the director derived an improper personal benefit. Under the amended and restated bylaws of ITC/\DeltaCom, ITC/\DeltaCom is required to advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification.

     ITC/\DeltaCom has entered into indemnity agreements with each of its directors pursuant to which ITC/\DeltaCom has agreed to indemnify the directors as permitted by the DGCL. ITC/\DeltaCom has obtained directors' and officers' liability insurance against certain liabilities, including liabilities under the Securities Act.

     Item 7.   Exemption From Registration Claimed.

     Not applicable.

     Item 8.   Exhibits.

       Exhibit No.            Description of Exhibit
       -----------            ----------------------

          *4.1      ITC/\DeltaCom, Inc. 1997 Stock Option Plan (Amended and
                    Restated).

           4.2 Form of stock certificate representing the common stock. Filed as Exhibit 4.1 to Amendment No. 3 to the Company's Registration Statement on Form S-1 (File No. 333-36683) and incorporated herein by reference.

          *5.1 Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.

         *23.1      Consent of Arthur Andersen LLP, Independent Public
                    Accountants.


         *23.2 Consent of Hogan & Hartson L.L.P. (contained in its opinion filed as Exhibit 5.1).

         *24.1 Power of Attorney (included on the signature page to this registration statement).

          ____________

          * Filed herewith.

     Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Point, Georgia, on this 13th day of July, 2001.

                                               ITC/\DELTACOM, INC.

                                               By /s/ Andrew M. Walker
                                                  -----------------------------
                                                  Andrew M. Walker
                                                  Vice Chairman, President and
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Campbell B. Lanier, III, Andrew M. Walker and Douglas A. Shumate, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact of any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                                        Title                                   Date
      ---------                                        -----                                   ----
/s/ Campbell B. Lanier, III                         Chairman, Director                     July 13, 2001
-------------------------------
   Campbell B. Lanier, III


 /s/ Andrew M. Walker                      President, Chief Executive Officer,             July 13, 2001
-------------------------------                 Vice Chairman and Director
   Andrew M. Walker                           (Principal executive officer)



 /s/ Douglas A. Shumate                      Senior Vice President and Chief               July 13, 2001
-------------------------------                Financial Officer (Principal
   Douglas A. Shumate                        financial officer and principal
                                                   accounting officer)



/s/ James H. Black, Jr.                                Director                            July 13, 2001
-------------------------------
  James H. Black, Jr.


/s/ Donald W. Burton                                   Director                            July 13, 2001
-------------------------------
  Donald W. Burton

     Signature                       Title                    Date
     ---------                       -----                    ----


/s/ Robert A. Dolson                Director              July 13, 2001
------------------------------
    Robert A. Dolson


/s/ O. Gene Gabbard                 Director              July 13, 2001
------------------------------
    O. Gene Gabbard

/s/ William T. Parr                 Director              July 13, 2001
------------------------------
    William T. Parr

/s/ James V. Martin                 Director              July 13, 2001
------------------------------
    James V. Martin


/s/ William H. Scott, III           Director              July 13, 2001
------------------------------
    William H. Scott, III


/s/ William B. Timmerman            Director              July 13, 2001
------------------------------
    William B. Timmerman


/s/ Larry F. Williams               Director              July 13, 2001
------------------------------
    Larry F. Williams

                                 EXHIBIT INDEX

     Exhibit No.              Description of Exhibit
     -----------              ----------------------

     *4.1                ITC/\DeltaCom, Inc. 1997 Stock Option Plan (Amended and
                         Restated).

      4.2 Form of stock certificate representing the common stock. Filed as Exhibit 4.1 to Amendment No. 3 to the Company's Registration Statement on Form S-1 (File No. 333-36683) and incorporated herein by reference.

     *5.1 Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.

    *23.1                Consent of Arthur Andersen LLP, Independent Public
                         Accountants.


    *23.2 Consent of Hogan & Hartson L.L.P. (contained in its opinion filed as Exhibit 5.1).

    *24.1 Power of Attorney (included on the signature page to this registration statement).
______________________

    * Filed herewith.